UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2011, The Princeton Review, Inc. and Penn Foster, Inc. (collectively, the “Company”) entered into a (i) second amendment to amended and restated credit agreement with the guarantors party thereto, the Lenders (as defined therein) and General Electric Capital Corporation as administrative agent (the “Amendment to Credit Agreement”), (ii) fourth amendment to senior subordinated note purchase agreement with the guarantors party thereto and the investment funds of Falcon Investment Advisors (“Falcon”) and Sankaty Advisors, LLC (“Sankaty”) (the “Amendment to Senior Subordinated Note Purchase Agreement”), and (iii) fourth amendment to securities purchase agreement with the guarantors party thereto and the investment funds of Falcon and Sankaty (the “Amendment to Securities Purchase Agreement” and together with the Amendment to Credit Agreement and the Amendment to Senior Subordinated Note Purchase Agreement, collectively, the “Amendments”).

The Amendments provide the Company with greater flexibility in maintaining covenant compliance by: (i) waiving maximum leverage ratio covenants through March 2012, and increasing limits through the remainder of 2012, (ii) waiving minimum fixed charge coverage ratios through December 2012, and (iii) lowering the minimum liquidity covenant requirement through maturity. In addition, the Amendments require the Company to maintain minimum adjusted EBITDA levels. In June 2012, the Company will be required to maintain minimum ratios of adjusted EBITDA to cash interest expense. The Amendments also eliminate the Company’s ability to repurchase shares of common stock from former employee stockholders, and to make future acquisitions and investments in strategic ventures.

Further, under the Amendment to Credit Agreement, the Company will incur an additional amendment fee of up to four percent (4%) of the outstanding loan balance at March 31, 2012 if it does not achieve certain specified objectives. The fee, if due, will be payable on April 1, 2013.

The foregoing summary of the Amendments, the Amendment to Senior Subordinated Note Purchase Agreement, and the Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Amendments, copies of which will be filed as exhibits to the Company’s next periodic report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: November 09, 2011

/s/ Christian G. Kasper
	Name:	Christian G. Kasper
	Title:	Executive Vice President and CFO